Exhibit 10.4
George W. Gresham and Kay J. Nichols have entered into Transition Assistance Agreements with the Company that are substantially identical in all respects to the agreement with Clyde L. Thomas filed as Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.